EXHIBIT 10.36


SECOND AMENDMENT TO LOAN AND CREDIT FACILITY AGREEMENT

               by and between

               MONTGOMERY CV REALTY L.P.
               (Borrower),

               CENTURY PLAZA ASSOCIATES, L.P.,
               MARLTON PLAZA ASSOCIATES, L.P.
               and
               CV REIT, INC.
               (Guarantors)

               and

               GMAC COMMERCIAL MORTGAGE CORPORATION
               (Lender)


               Date: March 8, 1999


SECOND AMENDMENT TO LOAN AND CREDIT FACILITY AGREEMENT



THIS SECOND AMENDMENT TO LOAN AND CREDIT FACILITY AGREEMENT (this "Amendment") is made as of the 8th day of March, 1999, by and between MONTGOMERY CV REALTY L.P., a Delaware limited partnership ("Borrower"), CENTURY PLAZA ASSOCIATES, L.P., a Delaware limited partnership ("Century"), MARLTON PLAZA ASSOCIATES, L.P., a Delaware limited partnership ("Marlton"), and CV REIT, INC., a Delaware corporation ("CV") (each, a "Guarantor" and collectively, "Guarantors") and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender").


PRELIMINARY STATEMENTS

A. Borrower, Century, CV and Lender entered into a Loan and Credit Facility Agreement dated March 31, 1998, amended June 25, 1998 (the "Agreement") pursuant to which Lender agreed, upon the terms and subject to the conditions set forth therein and in other Facility Loan Documents (as such term is defined in the Agreement), to make advances (each advance, a "Loan", as more particularly described in the Agreement) to Borrower in an aggregate maximum outstanding principal amount of One Hundred Million Dollars ($100,000,000), and Borrower agreed to pay the amounts due thereunder and otherwise comply with the terms and conditions of the Agreement and of each Loan.

B. Borrower has requested that Lender make a Loan to Borrower pursuant to the Agreement in an amount not to exceed $18,500,000, which such Loan shall be secured by Borrower's pledge of all its right, title and interest in a certain note receivable, which such note receivable is secured by certain real property in the County of Broward, State of Florida, all as more particularly described herein.

C. All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. The List of Loan Schedules shall be replaced with that set forth on Exhibit "A" attached hereto and made a part hereof.

2. Schedule 3-1 shall be added to the Agreement as set forth on Exhibit "B" attached hereto and made a part hereof, and such Loan shall be referred to herein as the "Pembroke Note Advance". The note receivable pledged to Lender as collateral for the Pembroke Note Advance is referred to herein as the "Pembroke Note Receivable"

3. Section 2.9 is amended and restated in its entirety as follows:

     2.9  Funding of Facility.

     (a) Advances. Each Loan under this Agreement shall be a minimum amount of one million dollars ($1,000,000) with any additional amounts of such Loan in fifty thousand dollar ($50,000) increments. No Loan under this Agreement shall be permitted after the twenty-fourth
          (24th) month after the date of this Agreement.

     (b)  Maximum Outstanding Facility Amount/Loan Amount.

I. The Maximum Outstanding Facility Amount shall not exceed the sum of the following:

          A. In the case of Loans which are secured by mortgages on real estate, seventy-five (75%) percent of the Appraised Value (as hereinafter defined) of the Projects which are collateral for the Loans;

          B. In the case of the Pembroke Note Advance, the lesser of (i) $18,500,000; (ii) 75 percent of the Adjusted Principal Balance (as hereinafter defined) only in the event any Voluntary Prepayments (as hereinafter defined) are made under the Pembroke Note Receivable; or (iii) 75 percent of the Mark-to-Market Value of the Pembroke Note Receivable (as hereinafter defined); and

          C. One hundred (100%) percent of the Reserves and the Insurance Reserve.

II. Lender reserves the right to perform periodic re-valuations of the Pembroke Note Receivable at any time at its discretion (the "Mark-to-Market Value"). Initially, Lender will value the Pembroke Note Receivable utilizing a discount rate equal to 350 basis points above the 30 year Treasury Note Rate, and the initial appraised value at the time of this Amendment is $28,516,000. However, Lender reserves the right to modify the mark-to-market discount rate at its sole discretion based upon market conditions and other criteria, at any time, as it deems prudent; but in no event shall the mark-to-market discount rate utilized by Lender herein at anytime be less than 9 percent. As used in this section 2.9, Adjusted Principal Balance shall mean $24,475,000, less Voluntary Prepayments under the Pembroke Note Receivable. "Voluntary Prepayments" shall mean any payments which reduce the amount of principal due and owing under the Pembroke Note Receivable other than through regularly scheduled payments of principal and interest in accordance with the terms therein.

III. Provided the Loan Criteria in Section 3.1 are met and the Maximum Outstanding Facility Amount is not exceeded, for Newly Acquired Projects, each Loan shall not exceed the higher of (i) seventy-five (75%) percent of the Appraised Value, or (ii) one hundred (100%) percent of the Total Acquisition Costs.


     (c) Debt Service Coverage/Outstanding Facility Amount. The minimum Debt Service Coverage Ratio for the Outstanding Facility Amount shall be 1.30. The Debt Service Coverage Ratio will be recalculated quarterly or upon the making of any Loan utilizing the average interest rate of the daily closing yield of the benchmark 10-year Treasury Note as published by the Wall Street Journal for the preceding three months, plus 175 basis points using a 30-year amortization schedule.

     4.   Section 3.1(a) is amended and restated as follows:

          Debt Service Coverage.

 (i)      The minimum Debt Service Coverage Ratio for the
          Outstanding Facility Amount shall be 1.30, as set forth in Section 2.9 hereof.

 (ii)     The minimum Debt Service Coverage Ratio for each
          Project for which a Loan is made under this Agreement, other than the Pembroke Note Advance, shall be 1.20.

 (iii) With respect to the Pembroke Note Advance, theowners ("Pembroke Owners") of the property ("Recreation Mortgaged Property") securing the Pembroke Note Receivable shall at all times maintain a minimum Lease Debt Service Coverage Ratio of 1.25. For purposes hereof, the Lease Debt Service Coverage Ratio shall mean a ratio derived by dividing the Net Unit Lease Income for a trailing twelve (12) month period by the debt service on the Note Receivable for that twelve
          (12) month period. Net Unit Lease Income shall mean the gross proceeds arising from the operations of the Pembroke Owners, including revenues from unit leases, social programs and miscellaneous income, less the Operating Expenses incurred in connection therewith. Operating Expenses shall mean all expenses annually incurred by Pembroke Owners with respect to the ownership, operation, maintenance, repair, leasing and occupancy of the Recreation Mortgaged Property, including, but not limited to real estate taxes, special assessments or similar charges, personal property taxes, costs of utilities, non-capital maintenance and repair costs, operating and management fees, insurance, and all other costs incurred in connection with leasing commissions and advertising and professional and administrative general expenses. Borrower and/or Pembroke Owners shall calculate and certify (by authorized officer) to Lender on a quarterly basis the Lease Debt Service Coverage Ratio for that quarter, which shall be subject to Lender's review and approval.

5.   Article 3 is amended by adding the following section:

     3.5  Conditions to Funding Advances under any Loan.

The following shall be conditions precedent to any disbursement by Lender of any portion of any Loan to Borrower or any Affiliate
(any "Advance") if such Advance is

     (i) not made in connection with Borrower or any Affiliate providing new security or collateral for such Advance; and

     (ii) made subsequent to the date of the closing of such Loan, and provided that all of the conditions set forth in Sections 3.2 and 3.3 hereof have previously been satisfied with respect to such Loan (for purposes of this section 3.5, the closing of any such Loan shall be deemed to be the date of the Title Insurance Policy for such Loan):

     (a) Borrower shall provide to Lender, with respect to all real property securing the Loan pursuant to which an Advance is requested, an updated title report, revealing no other liens or encumbrances other than the exceptions set forth on the Title Insurance Policy for such Loan, along with such endorsements to the Title Insurance Policy as Lender shall require to ensure that the Title Insurance Policy insures the Lender's Mortgage for such Loan as a first lien on such property to the full extent of the amount of the Loan disbursed. Notwithstanding the foregoing, Borrower shall not be required to provide updated title searches or endorsements with respect to the real property that is security for the Pembroke Note Receivable.

     (b) Borrower shall pay all reasonable fees of Lender in connection with such Advance, including but not limited to title search and endorsement fees and reasonable legal fees of Lender's counsel.

     (c) Borrower shall execute a certificate which shall certify to Lender that:

          (i) There exists no Event of Default under any Loan and there exists no state of facts or circumstances, which with the passage of time would result in an Event of Default under any Loan;

          (ii)   Each Project is in compliance with all
Governmental Requirements, and Borrower and its Affiliates have received no notices from any governmental entity or any other party that Borrower or any Affiliate is or may be in violation of any Governmental Requirements;

          (iii) There have been no material changes to the conditions at any property of Borrower or any Affiliate since the delivery by Borrower of required engineering and environmental reports for such property;

          (iv) All management agreements for all Projects are in full force and effect;

          (v) All representations and warranties made by Borrower or any Affiliate in this Agreement or any document executed in connection with any Loan remain true and are reaffirmed;

          (vi) There has been no material adverse change in the financial position of Borrower or any Affiliate;


          (vii) Borrower and any applicable Affiliate is in compliance with all of the covenants contained in this Agreement, including but not limited to the affirmative covenants contained in Article 4 and the negative covenants contained in Article 5. Borrower shall attach as an exhibit to such certificate all calculations necessary to show that Borrower and such affiliates are in compliance with all the financial covenants of this Agreement, including but not limited to Debt Service Coverage Ratios and Loan to Value Ratios.

     (d) At Lender's option, all Advances will be disbursed through the title company insuring Lender's title to the Projects.


6.   Article 4 is amended by adding the following section:

     4.15 Borrower's Requirements to Post Cash or Collateral if Maximum Availability under Pembroke Note Advance is Exceeded. In the event that the aggregate amount of the Pembroke Note Advance outstanding exceeds the maximum allowable availability as set forth in Section 2.9(b)I.B. hereof, then Borrower shall be required to either pay down the Pembroke Note Advance or provide cash or pledge other collateral acceptable to Lender to bring the Pembroke Note Advance outstanding balance into compliance with the maximum Pembroke Note Advance amount.

7.   The following is added to Section 4.4 of the Agreement

     Financial Reporting with respect to Pembroke Note Advance:

   (i)   Borrower and Pembroke Owners shall, within forty-five
(45) days of the end of each calender quarter, certify to Lender the outstanding principal balance of the Pembroke Note Receivable, verify all payments made thereunder through that calendar quarter and certify to Lender the payment status of real property taxes, assessments and insurance with respect to the Recreation Mortgaged Property.

   (ii) Borrower and Pembroke Owners shall notify Lender in writing, within 3 business days of knowledge thereof, of any pending, contemplated or actual receipt of any prepayment or premium made in connection with the Pembroke Note Receivable.

   (iii)  Borrower and Pembroke Owners shall, within forty-five
(45) days of each calendar quarter, certify to Lender the rents paid under the unit leases for the Recreation Mortgaged Property ("Unit Leases") for said quarter, and shall determine and provide to Lender the delinquency rate (in terms of dollars and number of tenants) of payments under the Unit Leases. For purposes of this certification, lease payments shall be deemed delinquent if made thirty (30) days after the actual due date thereof. Lender reserves the right to receive all supporting detail and documentation, including a list of all tenants in arrears, amount of delinquency, etc. in connection with said certification.

     (i) Pembroke Owners shall, within forty-five (45) days of the end of each calendar quarter, provide to Lender financial statements, certified by an authorized officer, including a balance sheet and operating statements.

Audits: Lender shall have the right at any time and from time to time, to audit the books and records of Borrower and Pembroke Owners at Lender's sole cost and expense. However, such audit shall be at the cost of Borrower in the event of any of the following: (i) a material adverse change, in Lender's sole determination, in the financial condition of Borrower, Pembroke Owners or the Recreation Mortgaged Property; (ii) any default under the Pembroke Note Advance; (iii) any Change in Management or Change in Control of Borrower; or (iv) any default under any the loan documents made in connection with the Pembroke Note Receivable.

8.   Section 8.1  is amended by adding the following subsections:

     (l) A default by Borrower or any Affiliate pursuant to any of the loan documents executed in connection with any Loan.

     (m)  A default by Pembroke Owners under the Pembroke Note
          Receivable or a default under the mortgage on the Recreation Mortgaged Property which secures the Pembroke Note Receivable, following all applicable cure periods.

9.   Section 8.2  is amended by adding the following subsection:

     (a) An Event of Default under this Agreement or under any Loan shall be an Event of Default under each and every Loan. Notwithstanding the foregoing, the Mortgage and Security Agreement from Century Plaza Associates, L.P. listed as item No. 5 on Schedule 1-1 shall secure only the note listed as No. 2 on said Schedule 1-1.

10.      Section 10.9 is amended and restated as follows:

     10.9 Waiver of Jury Trial. BORROWER AND LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY AND ALL CLAIMS,
          COUNTERCLAIMS, AND DEFENSES ARISING UNDER THIS AGREEMENT, THE NOTES, THE OTHER FACILITY LOAN DOCUMENTS, OR ANY OTHER AGREEMENT OR AGREEMENTS BETWEEN BORROWER AND LENDER AT ANY TIME, INCLUDING ANY SUCH AGREEMENTS, WHETHER WRITTEN OR ORAL, MADE OR ALLEGED TO HAVE BEEN MADE AT ANY TIME PRIOR TO THE DATE HEREOF, AND ALL AGREEMENTS MADE HEREAFTER OR OTHERWISE. IN MAKING THIS WAIVER BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY AND ALL SUCH CLAIMS, COUNTERCLAIMS, AND DEFENSES SHALL BE HEARD BY A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. BORROWER
          AND LENDER ACKNOWLEDGE AND AGREE THAT THIS WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS AGREEMENT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.


11. Except as expressly amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect, and the parties hereto hereby ratify and confirm the terms and conditions of the Agreement, as amended hereby.


IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower, Guarantors and Lender have executed this Amendment under seal as of the day and year first above written.


     BORROWER:

     MONTGOMERY CV REALTY L.P.

     By:  Montgomery CV Realty Trust, a Delaware business trust, its sole general partner

               /s/ Louis P. Meshon
          By:___________________________
               Louis P. Meshon, Sr.
               President


GUARANTORS:

CENTURY PLAZA ASSOCIATES, L.P.

By:  CP General Partner LLC, a Delaware limited liability
company, its sole general partner

     By:  Montgomery CV Realty L.P., a Delaware limited
          partnership, its sole member

     By:  Montgomery CV Realty Trust, a Delaware business trust, its sole general partner

                 /s/ Louis P. Meshon
          By:  ________________________
               Louis P. Meshon, Sr.
               President

CV REIT, INC.

     /s/ Louis P. Meshon
By:_______________________________
   Louis P. Meshon, Sr., President

LENDER:

GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation


By:___________________________________
     Name:
     Title:


GUARANTOR:

MARLTON PLAZA ASSOCIATES, L.P.

By:  Marlton Plaza, LLC, a Delaware limited liability company, its sole general partner

     By:     Montgomery CV Realty L.P., a Delaware limited
               partnership, its sole member

     By:     Montgomery CV Realty Trust, a Delaware business
               trust, its sole general partner


          /s/ Jeni  Fischer          /s/ Louis P. Meshon
Witness: __________________    By: ___________________________
Name:   Jeni Fischer                Louis P. Meshon, Sr.
                                      President


Exhibit "A"
to Amendment to Loan and Credit Facility Agreement Dated March
31, 1998


LIST OF LOAN SCHEDULES

1-1  Century Plaza, Deerfield Beach, Florida

2-1  Marlton Crossing Shopping Center--Phase II, Evesham, New
Jersey

3-1  Assignment of Note secured by Pembroke Pines properties




Exhibit "B"

to Amendment to Loan and Credit Facility Agreement Dated March
31, 1998

Schedule 3-1

[ASSIGNMENT OF NOTE SECURED BY PEMBROKE PINES PROPERTIES]

Location:

Amount of Loan:         $            18,500,000.00


Repair Reserve:         $                     0

Replacement Reserve:    $                     0

TI/Leasing Commissions
  Reserve:              $                     0

Insurance Escrow:   None from Borrower to Lender

Tax Escrow:           None from Borrower to Lender


Facility Loan Documents:

1.  Loan and Credit Facility Agreement (Montgomery CV Realty
    L.P., Century Plaza Associates, L.P., CV Reit, Inc. and GMAC
    Commercial Mortgage Corporation)

2.  Amendment to Loan and Credit Facility Agreement Dated March
    31, 1998 (Montgomery CV Realty L.P., Century Plaza
    Associates, L.P., CV Reit, Inc. and GMAC Commercial Mortgage
    Corporation) dated June 24, 1998

3.  Second Amendment to Loan and Credit Facility Agreement
    (Montgomery CV Realty L.P., Century Plaza Associates, L.P.,
    CV Reit, Inc. and GMAC Commercial Mortgage Corporation) dated
    March 8, 1999

4.  Promissory Note ($18,500,000) from Montgomery CV Realty L.P.
    to Lender

5.  Allonge to Pledged Note

6.  Collateral Pledge, Assignment and Security Agreement

7.  UCC-1 Financing Statements

8,  Assignment of Mortgage and Security Agreements

9.  UCC-3 Financing Statements

10. Assignment of Assignment of Leases and Rents

11. Assignment Regarding Management Agreement and Subordination of Management Fees

12. Guaranty and Suretyship Agreement of Marlton Plaza
    Associates, L.P.

13. Guaranty and Suretyship Agreement of CV Reit, Inc.

14. Certification of Borrower and Affiliates

15. Assignment of Lockbox Contract

16. Certificate of GP of Montgomery CV Realty L.P.

17. Certificate of GP of Century Plaza Associates, L.P.

18. Certificate of CV Reit, Inc.

19. Certification of GP of Marlton Plaza Associates, L.P.

20. Funding Escrow Agreement

21. Owners' Estoppel and Recognition Agreement to Lender




EXHIBIT 10.37

                               NOTE

$18,500,000                           Philadelphia, Pennsylvania
                                                    March 8, 1999


     FOR VALUE RECEIVED, the undersigned, MONTGOMERY CV REALTY L.P., a Delaware limited partnership having an address at Plymouth Plaza, 580 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462 ("Borrower"), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015 ("Lender"), its successors and permitted assigns as holder of this Note (Lender, its successors and permitted assigns, being hereinafter sometimes referred to collectively as "Holder"), at Lender's address set forth above or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of Eighteen Million Five Hundred Thousand Dollars ($18,500,000) or so much thereof which shall be advanced by Lender to Borrower (the "Loan"), together with interest on the unpaid balance thereof at the rates hereinafter set forth. The Loan is being made pursuant to a Loan and Credit Facility Agreement between Borrower, Century Plaza Associates, L.P., Marlton Plaza Associates, L.P., CV Reit, Inc., and Lender dated March 31, 1998 and amended June 25, 1998 and as of the date hereof (as amended, the "Credit Facility").

     ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

     Section 1.  Interest Rate and Payment Dates.

     1.1 Initial Rate and Initial Payment. Interest shall accrue on the balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of 6.715% per annum until the first Rate Adjustment Date (as defined below). On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable LIBOR Rate (as defined below) for the calendar month commencing on such date. Interest for the period beginning on the date of the first advance hereunder (the "Funding Date") and ending on and including the last day of the month in which the Funding Date occurs shall be payable on the Funding Date. Interest shall be calculated on the basis of a 360-day year and shall be charged on the principal balance outstanding from time to time for the actual number of days elapsed.

     1.2 Rate Adjustment Date. The interest rate shall be adjusted on the dates (each being a "Rate Adjustment Date") described in this paragraph. The first Rate Adjustment Date shall be the first day of the month following the Funding Date, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent calendar month thereafter.

     1.3 Default Interest Rate. If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable, whether at maturity or by acceleration, such payment shall bear interest beginning on the eleventh day following the date which such amount became due and payable until paid at the fluctuating rate (the "Default Rate") which is four (4) percentage points above the then applicable LIBOR Rate, but in no event shall the rate of interest payable hereunder exceed the highest rate allowed by law.

     1.4 LIBOR Rate. The LIBOR Rate shall mean the rate per annum determined solely by Holder as of each Rate Adjustment Date, and shall be one and seventy-five one-hundredths percent (1.75%) per annum in excess of one month LIBOR (stated as a number out to five decimal places), determined in the manner set forth below. On each Rate Adjustment Date, Holder will determine one month LIBOR from the appropriate Bloomberg display page, available as of the close of business on the last business day of the month immediately preceding the Rate Adjustment Date. In the event Bloomberg ceases publication or ceases to publish one month LIBOR, Holder shall select a comparable publication to determine one month LIBOR and provide notice thereof to Borrower. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Holder prices loans on the date on which the LIBOR Rate is determined by Holder as set forth above.

     1.5 LIBOR Rate Adjustments. This Note shall bear interest at the rate set forth above or at the applicable LIBOR Rate until a new LIBOR Rate is determined on each Rate Adjustment Date in accordance with the provisions hereof; provided, however, that, if Holder at any time determines, in its sole discretion, that it has miscalculated the amount of the monthly payment of interest, then Holder shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the LIBOR Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, then Borrower shall, within ten (10) calendar days thereafter, pay to Holder any sums that Borrower would have otherwise been obligated under this Note to pay to Holder had the amount of such monthly payment not been miscalculated, or (b) if the corrected amount of such monthly payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of this Note or the Credit Facility, then Borrower shall, within (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Holder had the amount of such monthly payment not been miscalculated.

     1.6 LIBOR Unascertainable. Anything herein to the contrary notwithstanding, if (i) on any date on which the LIBOR Rate would otherwise be set Holder shall have determined in good faith (which determination shall be conclusive) that (A) adequate and reasonable means do not exist for ascertaining one month LIBOR, or (B) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Holder prices loans on the date on which the LIBOR Rate is determined by Holder as set forth above, or (ii) at any time Holder shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Loan has been made impracticable or unlawful by compliance by Holder in good faith with any applicable law, regulation or guideline or interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); then, and in any such event, Holder may notify Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of Holder to charge interest to Borrower at the LIBOR Rate shall be suspended until Holder shall have later notified Borrower of Holder's determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

     1.7 Treasury Rate. If Holder notifies Borrower of a determination under Section 1.6 hereof, the LIBOR Rate shall automatically be converted to the Treasury Rate as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date). "Treasury Rate" shall mean a rate equal to the "Index" of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board 45 days prior to each Rate Adjustment Date (the "Yield"), plus or minus, as the case may be, the difference between the Yield and the last available LIBOR Rate (stated as a number out to five decimal places).

     1.8  Increased Cost and Reduced Return.

          (a) If on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Holder with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Holder to any tax, duty or other charge with respect to the Loan, or shall change the basis of taxation of payments to Holder of the principal of or interest on the Loan or any other amounts due under the Notes or in respect of the Loan or its obligation to make the Loan (except for changes in the rate of tax on the overall net income of the Holder) and the result of the foregoing is to increase the cost to Holder of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by Holder under this Note with respect thereto, by an amount reasonably deemed by Holder to be material, then, within fifteen days after demand by Holder, Borrower shall pay to Holder such additional amount or amounts as will compensate Holder for such increased cost or reduction.

               (b) Holder will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Holder to compensation pursuant to this Section. A certificate of Holder claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Holder's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Holder may use any reasonable averaging and attribution methods.

     Section 2. Interest Payments. Commencing on the first day of the second month following the Funding Date, and continuing on the first day of each calendar month thereafter through and including the Maturity Date (as defined below), interest shall be due and payable by Borrower to Holder hereunder in arrears at the applicable LIBOR Rate (or the Treasury Rate, if applicable) determined as of the immediately preceding Rate Adjustment Date, on the then outstanding principal balance of the Loan. Lender will use its best efforts to deliver to Borrower prior to the first of each month an invoice which sets forth the amount of interest due to Lender.

     Section 3. Application of Payments. Payments made by Borrower on account hereof shall be applied first toward any Late Fees (as defined below) or other fees and charges due hereunder, second toward payment of any interest due at the Default Rate, third toward payment of any interest due at the then applicable LIBOR Rate set forth in Section 1.4 hereof (or the Treasury Rate, if applicable), and fourth toward payment of principal. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied first to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

     Section 4. Maturity Date. Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount thereof and all interest accrued thereon (including, without limitation, interest accruing at the Default
Rate), all Late Fees (hereinafter defined) and all other amounts due hereunder and under any other instrument or document evidencing or securing the Loan which has been executed by Borrower and/or others and by or in favor of Holder (collectively, the "Loan Documents"), shall, unless sooner paid, and except to the extent that payment thereof is sooner demanded in accordance with the terms of the Loan Documents, be and become due and payable on the Maturity Date, as defined below. The "Maturity Date" shall be December 1, 2000 if the Funding
Date occurs on or before March 31, 1999; and the Maturity Date shall be April 1, 2001 if the Funding Date occurs after March 31, 1999.

     Section 5. Prepayment. Prepayment of the Loan in full or in part shall be permitted only in accordance with the Credit
Facility as the Credit Facility may be amended, supplemented, replaced or otherwise modified from time to time.

     Section 6. Method of Payment. All payments to be made under this Note shall be paid directly to Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. at Horsham, Pennsylvania, time on the date such payment is due, except if such date is not a business day such payment shall then be due on the first business day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. Horsham, Pennsylvania, time shall be deemed to have been received on the immediately following business day for all purposes, including, without limitation, the accrual of interest on principal.

     Section 7. Security. The debt evidenced by this Note is secured by, among other things, a Collateral Pledge, Assignment and Security Agreement dated as of the date hereof (the "Pledge") between Borrower and Lender, and certain Collateral Assignments (the "Assignments") of the Mortgages and Assignments of Leases set forth on Exhibit A to the Pledge, which Assignments are intended to be recorded in the office of the Recorder of Deeds of Broward County, Florida and which cover the real property in such county more particularly described on Exhibit A to such Assignments.

     Section 8.  Default.

     8.1  Events of Default.

          The entire outstanding principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Pledge, the Loan Documents and this Note (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Holder if any payment required under this Note is not paid within ten (10) days of the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Loan Documents, the Credit Facility or any document executed in connection with any loan made pursuant to the Credit Facility (hereinafter each an "Event of Default"). Time is of the essence in this Note, the Pledge and the Credit Facility. All of the terms, covenants and conditions contained in the Pledge and the Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that Holder employs counsel to collect the Debt or to protect or foreclose the security hereof, Borrower also agrees to pay on demand all costs of collection incurred by Holder, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

          Borrower does hereby agree that upon the occurrence of an Event of Default which is not cured within any applicable grace or notice period, or upon the failure of Borrower to pay the Debt in full on the Maturity Date, Holder shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at "Default Rate". The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Pledge and the Assignments. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default.
In the event the Default Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

     8.2 No Impairment of Rights; Premium Due. Nothing in this Section shall be deemed in any way to alter or impair any right which Holder has under this Note, the Pledge or the Assignments, or any of the other Loan Documents or at law or in equity, to accelerate such debt on the occurrence of any Event of Default provided herein or therein, whether or not relating to this Note. Upon the acceleration of this Note because of an Event of Default, Holder shall be entitled to receive, in addition to all other amounts due Holder, the Exit Fee (as defined in the Credit Facility).

     8.3 Late Fees. Without limiting the generality of the foregoing provisions of this Section, if any sum payable under this Note is not paid within ten (10) days after the date on which it becomes due and payable, Borrower shall thereupon automatically become obligated immediately to pay to Holder a late charge equalling five (5%) percent of the amount of such payment ("Late Fees"), which shall be due and payable immediately thereupon, to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of the use of such delinquent payment and such amount shall be secured by the Pledge, the Assignments and the Loan Documents.

     Section 9. Costs of Enforcement. Borrower shall pay to Holder on demand by the latter the amount of any and all expenses incurred by Holder in enforcing its rights hereunder or under the Pledge, the Assignments and/or the other Loan Documents following an Event of Default, including but not limited to the expense of collecting any amount owed hereunder, and of any and all reasonable attorneys' fees incurred by Holder in connection with such default, whether suit be brought or not, or in protecting the security hereof. Such expenses shall be added to the principal amount hereof, shall be secured by the Pledge, the Assignments and the Loan Documents and shall accrue interest at the Default Rate.

     Section 10. Borrower's Waiver of Certain Rights. Borrower hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Holder's exercise of any of its rights under this Note or the Loan Documents.

     Section 11. Extensions. The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower's liability hereunder.

     Section 12.  General.

     12.1 Applicable Law. This Note shall be given effect and construed by application of the laws of the Commonwealth of Pennsylvania, and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the Commonwealth of Pennsylvania, for the enforcement of any and all obligations under this Note and the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Eastern District of Pennsylvania or any successor federal court having original jurisdiction.

     12.2 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

     12.3 Construction. As used herein, (a) the term "person" means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

     12.4 Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     12.5 No Waiver. Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Pledge, the Assignment or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder's right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder's rights and remedies hereunder or thereunder.

     12.6  Waiver of Jury Trial; Service of Process; Court Costs.


BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING BUT NOT LIMITED TO CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES
TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY
REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE
BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED
IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES TO PAY ALL COURT COSTS
AND REASONABLE ATTORNEY'S FEES INCURRED BY HOLDER IN
CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE.

     12.7 Offset. Upon the occurrence of an Event of Default, Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Holder, to the credit of or for the account of Borrower, without notice to or consent of Borrower or any guarantor, provided that Holder shall give subsequent notice to Borrower of any such set-off.

     12.8 Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

     12.9 Incorporation by Reference. All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

     12.10 Joint and Several Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

     12.11 Business Purpose. Borrower represents and warrants that the Loan is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

     12.12 Interest Limitation. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan and other sums due hereunder or any portion thereof at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the Loan and other sums due hereunder or any portion thereof at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

     12.13 Modification. This Note may not be modified, amended, extended, changed, discharged, terminated or waived orally or by any act or failure to act on the part of Borrower or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, extension, change, discharge, termination or waiver is sought.

     12.14 Time of the Essence. Time is strictly of the essence of this Note.

     12.15 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument. Borrower agrees that Holder shall have the right to transfer, sell and assign this Note, the Pledge, the Assignments and the other Loan Documents, and the obligations hereunder, provided that Holder shall promptly give Borrower subsequent notice of such transfer, sale or assignment.

     12.16 Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

     12.17 Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

     12.18 Waiver of Automatic Stay. BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF HOLDER'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (I) FILE WITH ANY BANKRUPTCY COURT OF
COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED ("BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE
BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION,
ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION,
DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY,
INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (V) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER
FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION,
READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, HOLDER SHALL THEREUPON BY ENTITLED AND
BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT
CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE
BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN
SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR
AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THIS NOTE AND THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER
HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

     12.19 Notices. All notices or other written communications hereunder shall be given and become effective as provided in the Credit Facility

     IN WITNESS WHEREOF, Borrower has executed this Note or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower's successors and assigns.

MONTGOMERY CV REALTY L.P., a Delaware
  limited partnership

By:  Montgomery CV Realty Trust, a
Delaware business trust, its sole general partner


     /s/ Louis P. Meshon
By:____________________________
     Louis P. Meshon, Sr.
       President


EXHIBIT 10.38

                                           [Pembroke Pines]

COLLATERAL PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT


     THIS COLLATERAL PLEDGE AND ASSIGNMENT (this "Assignment"), is made this 8th day of March, 1999 by MONTGOMERY CV REALTY L.P. ("Pledgor"), a Delaware limited partnership, with its principal offices located at Plymouth Plaza, 580 W. Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19426, to and for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender"), with offices located at 650 Dresher Road, Horsham, Pennsylvania, 19044 to secure obligations of the Pledgor.

                           BACKGROUND:

a.   Pursuant to a certain Loan and Credit Facility
          Agreement (the "Credit Facility") between Lender, Pledgor, Century Plaza Associates, L.P., Marlton Plaza Associates, L.P. and CV Reit, Inc. dated March 31, 1998, amended June 25, 1998 and as of the date hereof, Lender has agreed to make loans up to an aggregate amount of $100,000,000 to the Pledgor and/or its affiliates on the terms and conditions set forth in the Credit Facility. Lender has agreed to make non-revolving line of credit facility of up to the maximum principal sum of $18,500,000 (the "Note Advance") to Pledgor pursuant to the Credit Facility. The Loan is evidenced by a certain Promissory Note (the "Note") of even date herewith from Pledgor to Lender. The Note and all the other documents executed by Pledgor or any other party in connection with the Loan are hereinafter referred to as the "Loan Documents".

b. Pursuant to the Credit Facility, Lender made a loan to Pledgor in an amount not to exceed $7,650,000, (the "Century Plaza Loan"), evidenced by a Promissory Note dated April 9, 1998 from Pledgor in favor of Lender, and Lender made a loan to Marlton Plaza Associates, L.P. in an amount not to exceed $9,300,000 (the "Marlton Crossing Loan"), evidenced by a Promissory Note dated June 24, 1998. The note and all the documents executed by Pledgor or any other party in connection with the Century Plaza Loan are hereinafter referred to as the "Century Plaza Loan Documents", and the note and all the documents executed by Pledgor or any other party in connection with the Marlton Crossing Loan are hereinafter referred to as the "Marlton Crossing Loan Documents."

c. Pledgor is the holder of a Consolidated Term Note dated July 31, 1992 in the original principal sum of $35,672,941.33, executed in connection with that certain Restated Loan Agreement dated July 31, 1992 among Century Village West, Inc., F.W.D.C., Inc. and Wynmoor Limited Partnership, others and CV Reit, Inc. (collectively, the "Note Receivable"), which Note Receivable was assigned to Pledgor by assignment dated February 2, 1999. The Note Receivable is secured by certain mortgages encumbering real estate, which mortgages and real estate are more particularly described on Exhibit A attached hereto and made a part hereof (each a "Mortgage" and collectively, the "Mortgages"), by a certain Assignment of Recreation Lease and a certain Assignment of Leases, Rents, Profits, Purchase and Sale Contracts and Other Agreements, as more particularly described on Exhibit B attached hereto and made a part hereof (each an "Assignment" and collectively, the "Assignments"), and by certain UCC-1 financing statements (the "Financing Statements") executed by Collateral Owners (as hereinafter defined), copies of which appear on Exhibit D attached hereto. The owners of all the collateral securing the Note Receivable are CVP Community Center, Inc., a Florida corporation, and Newcen Golf Course, Inc., a Florida corporation, and are hereinafter referred to as the "Collateral Owner".


d. As security for the payment and performance by Pledgor of all of its obligations (whether monetary or non-monetary) owed to Lender pursuant to the Loan Documents, the Marlton Crossing Loan Documents, the Century Plaza Loan Documents and all other obligations of Pledgor to Lender pursuant to the Credit Facility (individually and collectively, the "Pledgor Obligations"), Lender has required the execution and delivery of this Assignment and Pledgor has agreed to assign to Lender, all of Pledgor's right, title and interest in and under the Note Receivable, the Mortgages and the Assignments and all other collateral securing the Note Receivable.


NOW, THEREFORE, for value received and intending to be legally bound, Pledgor agrees as follows:

     i. Pledge and Assignment. As security for the payment and performance of all of the Pledgor Obligations, Pledgor hereby pledges, assigns, transfers and grants to Lender a security interest in, all of Pledgor's right, title and interest in and to the Note Receivable, the Mortgages, the Assignments and the Financing Statements (collectively, the "Assigned Instruments") including the right to receive and retain all payments or sums due and payable thereunder, all cash and other monies and property paid thereon and all other proceeds and substitutions thereof. Simultaneously with the execution hereof, Pledgor shall execute an allonge in favor of Lender and shall deliver to Lender the original Note Receivable. Pledgor shall also execute collateral assignments of each Mortgage and Assignment of Leases and all other instruments, in recordable form, as shall be necessary to assign to Lender the Assigned Instruments.

     ii. Payments Prior to Event of Default. All payments made under the Note Receivable or any of the other Assigned Instruments shall be applied as provided in the Note Receivable and the Assigned Instruments, and Collateral Owners shall continue to make all such payments to Pledgor thereunder, and may rely conclusively on the authority of Pledgor to make all decisions, take all actions and exercise all rights that can be made, taken or exercised, until Collateral Owner is given written notice by Lender to do otherwise following the occurrence of an Event of Default or by court order. Pledgor shall cause Collateral Owner to execute the Estoppel and Recognition Agreement attached hereto as Exhibit C to evidence its agreement to act in accordance with any such notice from Lender specifying that an Event of Default has occurred.

     iii.      Limitation of Lender's Liability.  This
               Assignment is executed only as security for the payment and performance of the Pledgor Obligations and, therefore, the execution and delivery of this Assignment shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, any liability or obligation of Pledgor as a party to or beneficiary of any of the Assigned Instruments, it being understood and agreed that, notwithstanding this Assignment, all of Pledgor's liabilities and obligations as a party to the Assigned Instruments shall be and remain enforceable only against Pledgor. Pledgor agrees to pay and perform all such liabilities and obligations. Except in the event of Lender's fraudulent acts, Pledgor agrees to indemnify Lender against and hold it harmless from any and all liability, loss or damage which it may incur under any of the Assigned Instruments or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of any of the Assigned Instruments.

     iv. Representations and Warranties. Pledgor, further represents and warrants to Lender that:

(i) Pledgor is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute and deliver and perform its obligations under this Assignment;

(ii) This Assignment has been duly executed and delivered by Pledgor and is a valid and binding obligation of Pledgor enforceable in accordance with its terms;

(iii) All of Pledgor's right, title and interest in the Assigned Instruments is now owned, or upon receipt thereof by by Pledgor will be owned, by Pledgor free and clear of all Security interests, liens, encumbrances or other restrictions; and

(iv) Pledgor has full and complete right, authority and power to assign all of Pledgor's right, title and interest which Pledgor has or may have in the Assigned
          Instruments and to endorse and deliver the Note
          Receivable to Lender.

               (e)        The outstanding principal balance of
the Note Receivable is $24,902,623.89, and the date amount of the last payment received is February 4, 1999 and $245,028.07.

               (f)        There are no existing defenses to
payment of the Note Receivable that Owner may assert against Pledgor, and Pledgor knows of no existing state of facts which would give rise to a defense to the Note Receivable.

               (g)        There are no oral or written agreements
which modify the terms of the Note Receivable.

               (h)        All Florida Documentary Stamp Taxes and
Florida Intangible Taxes have been paid in connection with the execution of the Note Receivable and the recordation of the Mortgages.

          v. Covenants. Pledgor will, unless Lender consents in writing to the contrary, (a) fulfill or perform every condition and covenant of the Assigned Instruments to be fulfilled or performed by Pledgor; (b) give to Lender prompt notice of the receipt of any notice of default under any of the Assigned Instruments, together with a copy of such notice of default; (c) enforce the performance or observance of every covenant and condition of the Assigned Instruments to be performed or observed by Collateral Owner; (d) not modify, release or terminate nor in any way alter the terms of any of the Assigned Instruments; (e) neither waive nor release Collateral Owner from any obligations or conditions under any of the Assigned Instruments; and (f) deliver to Lender, upon written demand, a statement specifying the payments received under the Assigned Instruments for the period specified in such demand, together with such other similar information as Lender may require. Pledgor hereby covenants that Pledgor will not sell, convey, assign, transfer, or otherwise dispose of any of the Assigned Instruments or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge or encumbrance or any security interest whatsoever in or with respect to any of the Assigned Instruments other than that created hereby, without the prior written consent of Lender which may be withheld at the Lender's sole discretion.

          vi.       Warrant of Attorney.


 (i) Pledgor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution coupled with an interest, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name effective as long as an Event of Default is continuing, for the purpose of carrying out the terms of this Assignment, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or appropriate to accomplish the purpose of this Assignment and the other Lender Loan Documents, and, without limiting the generality of the foregoing, Pledgor hereby grants Lender the power and rights on behalf of Pledgor, without notice to or assent by Pledgor, to do the following:

                    (i)  During the existence of any Event of
          Default, in the name of Pledgor or in its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or with respect to, the Note Receivable, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under or with respect to the Note Receivable whenever payable; and

                    (ii)  During the existence of any Event of
          Default, (A) to direct Collateral Owner to make payment of any and all monies due or to become due under the Note Receivable directly to Lender; (B) to ask or demand for, collect, receive payment of and receipt for, sign and indorse, any and all monies, drafts, claims, and other amounts due or to become due at any time in respect of or arising out of the Note Receivable and (C) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any Assigned Instrument as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Pledgor's expense, all acts and things which Lender deems necessary to protect, preserve, or realize upon the Assigned Instruments, all as fully and effectively as Pledgor might do.

vii.  Remedies of Lender Upon Default.   Upon the occurrence of
an Event of Default under the Note Advance or any of the loans made by Lender to Pledgor or Pledgor's affiliates under the Credit Facility, Lender, in its sole discretion, may:

     (i) Exercise all or some or any of its rights and remedies under this Assignment or as may otherwise be available to Lender at law or in equity, in such order as Lender may elect;

   (ii) Exercise, on its behalf or on behalf of Pledgor, all or some or any of the rights and remedies of Pledgor under the Assigned Instruments, including, without limitation, the right to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims, and other amounts due or to become due at any time in respect of or arising under any of the Assigned Instruments; and

  (iii) Exercise all such rights as a secured party under the Uniform Commercial Code (the "U.C.C.") as now enacted or hereinafter applicable under the laws of Pennsylvania or Delaware, as the case may be, as Lender, in Lender's sole judgment, shall deem necessary or appropriate, without demand of performance or other demand, advertisement, or notice of any kind (except the notice of time and place of public or private sale) to or upon or any other person (all of which are to the extent permitted by law, hereby expressly waived), including without limitation the right to sell all or any part of the Assigned Instruments at one or more public or private sales; and any such sale or sales may be made for cash, upon credit, or for future delivery.


          Lender may resort first to the security created by this Assignment or first to the security afforded by any other instruments, in any such case without affecting Lender's rights under this Assignment. Pledgor expressly waives and agrees not to assert: (i) any right to require Lender to proceed against Pledgor or any affiliate of Pledgor in any particular order or manner; and (ii) any right to require Lender to proceed against or exhaust any security for the Pledgor Obligations in any particular order or manner. Pledgor waives any and all right to require the marshalling of assets or to require that any of the security be sold in inverse order of alienation or that any of the security be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Agreement, the Mortgages or the Assignments.

viii.     Perfection of Security Interests.
          Pledgor shall deliver to Lender, at the time of execution of this Assignment and from time to time thereafter as required by Lender, such executed financing and continuation statements as are required to perfect Lender's security interest in the Assigned Instruments.

ix. Release of Assigned Instruments. Upon all of the Pledgor Obligations having been satisfied in full, (a) this Assignment and all rights of Lender hereunder shall terminate and be of no further force and effect, and (b) Lender shall endorse the Note Receivable to the order of Pledgor and return it to Pledgor and execute and deliver to Pledgor such termination statements with respect to Lender's security interest in the Assigned Instruments as Pledgor may reasonably request.

x. Notices. All notices shall be sent to the parties hereto at the addresses set forth in the heading section of this Assignment. All notices to the parties to the Assigned Instruments, other than those parties who are a party hereto, shall be sent to the addresses set forth in the Assigned Instruments. All notices under the provisions of this Assignment shall be in writing (including telex or facsimile communication) and shall be effective (i) in the case of telex or facsimile, when received, (ii) in the case of hand delivered notice, when hand delivered, (iii) if given by United States mail, three (3) days after such communication is deposited in the mail with first class postage prepaid, return receipt requested, and (iv) if given by any other means (including by overnight courier), when delivered.


xi.       Miscellaneous.

          (i)   Pledgor, at its expense, will execute,
          acknowledge and deliver all such instruments in form satisfactory to Lender and take all such action as Lender from time to time may reasonably require in order further to effectuate the purposes of this Assignment and to carry out the terms hereof.

          (ii) This Assignment shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

          (iii) This Assignment and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

          (iv) The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.

          (v) If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or enforceable, nor invalidate the other provisions hereof.

xii.      Waiver of Jury Trial.  PLEDGOR AND LENDER WAIVE
          ALL RIGHTS TO TRIAL BY JURY OF ANY AND ALL CLAIMS, COUNTERCLAIMS, AND DEFENSES ARISING UNDER THIS AGREEMENT, THE NOTES, THE OTHER FACILITY LOAN DOCUMENTS, OR ANY OTHER AGREEMENT OR
          AGREEMENTS BETWEEN PLEDGOR AND LENDER AT ANY
          TIME, INCLUDING ANY SUCH AGREEMENTS, WHETHER
          WRITTEN OR ORAL, MADE OR ALLEGED TO HAVE BEEN
          MADE AT ANY TIME PRIOR TO THE DATE HEREOF, AND ALL AGREEMENTS MADE HEREAFTER OR OTHERWISE. IN MAKING THIS WAIVER PLEDGOR AND LENDER ACKNOWLEDGE AND AGREE THAT ANY AND ALL SUCH CLAIMS, COUNTERCLAIMS, AND DEFENSES SHALL BE HEARD BY A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. PLEDGOR AND LENDER ACKNOWLEDGE AND AGREE THAT THIS WAIVER OF TRIAL BY JURY IS A MATERIAL ELEMENT OF THE CONSIDERATION FOR THIS
          AGREEMENT.   PLEDGOR AND LENDER ACKNOWLEDGE THAT THIS
          IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.


          IN WITNESS WHEREOF, Pledgor has caused this Assignment to be executed the day and year first above written.


               MONTGOMERY CV REALTY L.P., a Delaware
               limited partnership

[CORP SEAL]
                By:  Montgomery CV Realty Trust, its sole
                     general partner


                      /s/ Louis P. Meshon
               By:_________________________________
                     Louis P. Meshon, Sr.
                     President



COMMONWEALTH OF PENNSYLVANIA  :
                                   :    SS.
COUNTY OF                          :


       On the _____ day of March, 1999, before me, a Notary Public in and for the State and County aforesaid, the undersigned, personally appeared Louis P. Meshon, who acknowledged himself to be the President of Montgomery CV Realty Trust, the general partner of MONTGOMERY CV REALTY L.P., a Delaware limited partnership, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing as President of such general partner.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                ______________________________
                                Notary Public

                                My commission expires:














                           EXHIBIT A

    [Mortgage and Security Agreement from __________ in favor of CV Reit, Inc., dated _____________ and recorded in the office of the [Recorder of Deeds] of __________ County, Florida, ("Recorder's Office") on ___________, 1992 in Book ______, Page
______,  and assigned to Pledgor by assignment dated
_________________ and recorded in the Recorder's Office on
_______________, 19__, in Book _____, Page _____.]




                           EXHIBIT B

    [Assignment of Rents and Leases from ____________ in favor of CV Reit, Inc., dated _____________ and recorded in the office of the [Recorder of Deeds] of __________ County, Florida,
("Recorder's Office") on ___________, 1992 in Book ______, Page
______,  and assigned to Pledgor by assignment dated
_________________ and recorded in the Recorder's Office on
_______________, 19__, in Book _____, Page _____.]